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                                                                  Exhibit 99.1

                            PREFORMED LINE PRODUCTS
                                      logo

For immediate release                                   Eric R. Graef
July 29, 2004                                           Preformed Line Products
                                                        (440) 473-9249


            PREFORMED LINE PRODUCTS ANNOUNCES SIGNIFICANTLY IMPROVED
             FINANCIAL RESULTS FOR THE SECOND QUARTER AND FIRST SIX
                 MONTHS OF 2004 AND A REGULAR QUARTERLY DIVIDEND

Cleveland, Ohio, July 29, 2004 - PREFORMED LINE PRODUCTS COMPANY (NASDAQ: PLPC) today reported financial results for the second quarter and the first six months of 2004.

Net income for the quarter ended June 30, 2004 was $2,371,000, or $.41 per share, representing an increase of 185% over last year's $833,000, or $.14 per share. Net sales in the second quarter 2004 were $45,884,000, an increase of 15% from last year's $39,972,000.

Net income for the six months ended June 30, 2004 was $3,735,000, or $.65 per share, an increase of 95% from the prior year's $1,917,000, or $.33 per share. Net sales increased 14% to $85,414,000 for the first six months of 2004 compared to $75,181,000 in 2003.

Rob Ruhlman, President and Chief Executive Officer said, "We experienced a 21% increase in our domestic sales for the quarter as a result of increased spending by our energy customers who appear to be working diligently to catch up on previously deferred projects. We also benefited from certain telecommunication customers stepping up their fiber to the home programs. Our improvements in the efficiency of our operations over the past three years softened the impact of the rising cost of raw materials, particularly steel wire and stainless steel stampings. We anticipate that the cost of our raw materials will continue to increase due to high oil prices and excess worldwide demand for steel. We will continue to work with our customers to make sure that future pricing accurately reflects the rise in raw material prices as well as our ongoing efforts to reduce costs while providing the highest quality products and services."

On Tuesday, June 8, 2004, the Board of Directors declared a regular quarterly dividend in the amount of $.20 per share on the Company's common shares, payable July 29, 2004 to shareholders of record July 1, 2004.


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PAGE 2 / PLP ANNOUNCES SECOND QUARTER RESULTS & QUARTERLY DIVIDEND


Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed's world headquarters are in Cleveland, Ohio, and the Company operates three domestic manufacturing centers located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Japan, Mexico, New Zealand, South Africa, Spain and Thailand.

This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company's products, increases in raw material prices, the Company's ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading "Forward-Looking Statements" in the Company's Form 10-K filed with the SEC on March 26, 2004. The Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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                         PREFORMED LINE PRODUCTS COMPANY
                        STATEMENTS OF CONSOLIDATED INCOME
     FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

                                                                   Three month periods               Six month periods
Thousands, except per share data                                      ended June 30,                    ended June 30,
                                                                -------------------------         -------------------------
                                                                  2004             2003            2004              2003
                                                                --------         --------         --------         --------
Net sales                                                       $ 45,884         $ 39,972         $ 85,414         $ 75,181
Cost of products sold                                             30,785           28,743           58,245           52,285
                                                                --------         --------         --------         --------
        GROSS PROFIT                                              15,099           11,229           27,169           22,896

Costs and expenses
   Selling                                                         4,550            4,415            9,037            8,330
   General and administrative                                      5,272            5,193            9,789           10,264
   Research and engineering                                        1,457            1,288            2,934            2,661
   Other operating expenses (income) - net                           256             (447)             128             (331)
                                                                --------         --------         --------         --------
                                                                  11,535           10,449           21,888           20,924

Royalty income - net                                                 321              364              747              712
                                                                --------         --------         --------         --------

        OPERATING INCOME                                           3,885            1,144            6,028            2,684

Other income (expense)
   Equity in net income (loss) of foreign joint ventures             (37)              17               21              216
   Interest income                                                   116              107              243              182
   Interest expense                                                 (117)            (130)            (203)            (238)
   Other expense                                                     (37)             (41)             (73)             (81)
                                                                --------         --------         --------         --------
                                                                     (75)             (47)             (12)              79
                                                                --------         --------         --------         --------

        INCOME BEFORE INCOME TAXES                                 3,810            1,097            6,016            2,763

Income taxes                                                       1,439              264            2,281              846
                                                                --------         --------         --------         --------

        NET INCOME                                              $  2,371         $    833         $  3,735         $  1,917
                                                                ========         ========         ========         ========

Net income per share - basic                                    $   0.41         $   0.14         $   0.65         $   0.33
                                                                ========         ========         ========         ========

Net income per share - diluted                                  $   0.41         $   0.14         $   0.64         $   0.33
                                                                ========         ========         ========         ========

Cash dividends declared per share                               $   0.20         $   0.20         $   0.40         $   0.40
                                                                ========         ========         ========         ========

Average number of shares outstanding - basic                       5,715            5,781            5,748            5,777
                                                                ========         ========         ========         ========

Average number of shares outstanding - diluted                     5,764            5,781            5,802            5,778
                                                                ========         ========         ========         ========

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                         PREFORMED LINE PRODUCTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003
                                   (Unaudited)

                                                                                 June 30,        December 31,
Thousands of dollars, except share data                                            2004              2003
                                                                                 ---------       ------------
ASSETS
Cash and cash equivalents                                                        $  23,493         $  28,209
Accounts receivable, less allowance of $2,373 ($2,463 in 2003)                      30,819            24,225
Inventories-net                                                                     30,763            31,113
Deferred income taxes                                                                3,086             3,740
Prepaids and other                                                                   2,874             1,692
                                                                                 ---------         ---------
              TOTAL CURRENT ASSETS                                                  91,035            88,979

Property and equipment - net                                                        45,679            47,888
Investments in foreign joint venture                                                 3,387             2,826
Deferred income taxes                                                                  335               434
Goodwill - net                                                                       2,029             1,929
Patents and other intangibles - net                                                  3,434             3,624
Other                                                                                2,439             3,290
                                                                                 ---------         ---------

              TOTAL ASSETS                                                       $ 148,338         $ 148,970
                                                                                 =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable to banks                                                           $   1,017         $   1,019
Current portion of long-term debt                                                    1,628             1,884
Trade accounts payable                                                              10,568             7,648
Accrued compensation and amounts withheld from employees                             4,646             3,749
Accrued expenses and other liabilities                                               4,033             4,356
Accrued profit-sharing and pension contributions                                     2,994             3,850
Dividends payable                                                                    1,143             1,163
Income taxes                                                                         1,248             1,650
                                                                                 ---------         ---------
              TOTAL CURRENT LIABILITIES                                             27,277            25,319

Long-term debt, less current portion                                                 2,087             2,515
Deferred income taxes - long-term                                                      130                97
Minimum pension liability                                                             --                 309

SHAREHOLDERS' EQUITY
Common shares - $2 par value, 15,000,000 shares authorized, 5,716,933 and
    5,814,269 outstanding, net of 477,404
    and 377,404 treasury shares at par, respectively                                11,434            11,629
Paid in capital                                                                        503               472
Retained earnings                                                                  122,088           123,022
Accumulated other comprehensive loss                                               (15,181)          (14,393)
                                                                                 ---------         ---------
              TOTAL SHAREHOLDERS' EQUITY                                           118,844           120,730
                                                                                 ---------         ---------

              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 148,338         $ 148,970
                                                                                 =========         =========

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